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                                                                EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement No. 33-93192 and Registration Statement No. 333-09731 of DenAmerica Corp. on Forms S-8, and the incorporation by reference in the Registration Statement No. 333-07019 of DenAmerica Corp. on Form S-3 of our report dated March 21, 1997, appearing in the Annual Report on Form 10-K of DenAmerica Corp. for the year ended January 1, 1997.



DELOITTE & TOUCHE LLP

Phoenix, Arizona
March 28, 1997